UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2015

Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902 Corporate Place
Chanhassen, Minnesota	55317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 947-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 15, 2015, Life Time Fitness, Inc., a Minnesota corporation (“Life Time”), entered into an Agreement and Plan of Merger, dated March 15, 2015 (the “Merger Agreement”), with LTF Holdings, Inc., a Delaware corporation (“Parent”) and LTF Merger Sub, Inc., a Minnesota corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Life Time, with Life Time surviving as a wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger, each share of Life Time’s common stock issued and outstanding immediately prior to the effective time (other than (i) shares owned, directly or indirectly, by Parent, Merger Sub, or any other wholly owned subsidiary of Parent; (ii) the Rollover Shares (as defined below); (iii) shares owned by wholly owned subsidiaries of Life Time; and (iv) shares held by shareholders who have perfected and not withdrawn a demand for dissenters’ rights under Minnesota law) will be automatically cancelled and converted into the right to receive $72.10 in cash, without interest, less any applicable taxes required to be withheld.

Consummation of the Merger is subject to customary conditions, including without limitation, (i) the approval by the holders of a majority of the voting power of all shares of Life Time common stock entitled to vote on the Merger (the “Requisite Shareholder Approval”); (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iii) the absence of any law or order restraining, enjoining, rendering illegal or otherwise prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including (a) the accuracy of the other party’s representations and warranties (subject to certain qualifications) and (b) the other party’s material compliance with its covenants and agreements contained in the Merger Agreement. In addition, Parent’s and Merger Sub’s obligations to consummate the Merger are subject to the absence of a Life Time Material Adverse Effect (as defined in the Merger Agreement). Consummation of the Merger is not subject to a financing condition.

Life Time has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of Life Time and its subsidiaries prior to the closing, including to convene and hold a meeting of its shareholders to consider and vote upon the Merger and, subject to certain customary exceptions, to recommend that its shareholders approve and adopt the Merger Agreement. In addition, the Merger Agreement contains a customary “no shop” provision that, in general, restricts Life Time’s ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. The “no shop” provision is subject to a customary “fiduciary out” provision that allows Life Time, under certain circumstances and in compliance with certain obligations, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited alternative acquisition proposal that would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain customary termination rights for Life Time and Parent. The Merger Agreement may be terminated by either Parent or Life Time if (i) the Merger is not consummated on or before October 6, 2015; (ii) the Merger becomes subject to a final, non-appealable law or order restraining, enjoining, rendering illegal or otherwise prohibiting the Merger; or (iii) the Requisite Shareholder Approval is not obtained following a vote of shareholders taken thereon.

Upon termination of the Merger Agreement under specified circumstances, including with respect to Life Time’s entry into an agreement with respect to a Superior Proposal, Life Time will be required to pay Parent a termination fee of $97,000,000. In addition, under certain specified circumstances as set forth in the Merger Agreement, Life Time has agreed to reimburse Parent for up to $7,000,000 of its reasonable out-of-pocket expenses in connection with the Merger Agreement and the transactions contemplated thereby, and any such reimbursed expenses will be deducted from any termination fee that may subsequently be paid to Parent by Life Time. The Merger Agreement also provides that Parent will be required to pay Life Time a reverse termination fee of $167,000,000 under specified circumstances set forth in the Merger Agreement.

Parent has secured committed financing, consisting of a combination of (i) equity to be provided by an investor group led by funds affiliated with Leonard Green & Partners, L.P. and TPG Capital, L.P. (collectively, the

“Funds”), which have agreed to capitalize Parent, subject to the terms and conditions set forth in certain equity commitment letters entered into by such funds and Parent; and (ii) debt financing to be provided by Deutsche Bank AG, New York Branch, Deutsche Bank AG, Cayman Island Branch, Goldman Sachs Bank USA, Jefferies Finance LLC, Bank of Montreal, Royal Bank of Canada, Macquarie Capital (USA) Inc., Nomura Securities International, Inc., and certain of their respective affiliates. Further, the Funds have each provided Life Time with a guarantee in favor of Life Time guaranteeing the payment of the reverse termination fee and certain other monetary obligations, subject to the cap specified therein, that may be owed by Parent to Life Time pursuant to the Merger Agreement.

Concurrently with the execution of the Merger Agreement, Bahram Akradi, Life Time’s Chairman, President and Chief Executive Officer, entered into a contribution agreement, pursuant to which Mr. Akradi will contribute to Parent $125,000,000 of common stock of Life Time (the “Rollover Shares”).

Concurrently with the execution of the Merger Agreement, Mr. Akradi also entered into a voting agreement with Parent, pursuant to which Mr. Akradi, among other things, agreed to vote all of the shares of voting capital stock of Life Time that he owns in favor of the Merger.

The representations, warranties, and covenants of Life Time contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by (a) matters specifically disclosed in Life Time’s filings with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement and (b) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement; (iii) are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or, in the event the closing occurs, as of the date of the closing, or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Life Time or its business.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Life Time or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Life Time’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Life Time that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that Life Time files with the SEC.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the execution of the Merger Agreement, Life Time Fitness, Inc. and Wells Fargo Bank, N.A. (the “Rights Agent”), entered into a First Amendment to Rights Agreement, dated as of March 15, 2015 (the “Amendment”), to the Rights Agreement, dated as of August 22, 2014 (the “Rights Agreement”), between Life Time and the Rights Agent.

The Amendment provides that, among other things, neither Parent nor any direct or indirect wholly owned subsidiary of Parent shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) as a result of the execution and delivery of the Merger Agreement, the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement. The Amendment also provides that the Preferred Share Purchase Rights issued under the Rights Agreement are not exercisable as a result of the execution and delivery of the Merger Agreement, the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement. In addition, the Amendment provides that if the Final Expiration Date (as defined in the Rights Agreement) shall not have previously occurred, it shall occur immediately prior to the effective time of the Merger.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 15, 2015, the Board approved an amendment to Life Time’s Amended and Restated By-Laws adding a new Section 6.06, Exclusive Forum, which provides that, unless Life Time consents in writing to the selection of an alternative forum, Minnesota state and federal courts will be the sole and exclusive forum for certain specified corporate law based lawsuits involving Life Time.

The foregoing summary of the amendment to Life Time’s Amended and Restated By-Laws is qualified in its entirety by reference to the full text of Life Time’s Amended and Restated By-Laws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

On March 16, 2015, Life Time issued a press release announcing that it entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference.

Important Additional Information

In connection with the proposed merger, Life Time intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Life Time will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed merger. SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT LIFE TIME WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by Life Time with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Life Time via Life Time’s Investor Relations section of its website at www.lifetimefitness.com or by contacting Investor Relations by directing a request to Life Time Fitness, Inc., Attention: Investor Relations, 2902 Corporate Place, Chanhassen, MN 55317, or by calling (952) 229-7427.

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Life Time, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the shareholders of Life Time in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Life Time’s shareholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in Life Time’s proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on April 24, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 2, 2015. These documents (when available) may be obtained for free at the SEC’s website at www.sec.gov, and via Life Time’s Investor Relations section of its website at www.lifetimefitness.com.

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) Life Time may be unable to obtain shareholder approval as required for the merger; (2) conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of Life Time may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) Life Time may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (11) the risks described from time to time in Life Time’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of Life Time’s filings with the SEC; and (12) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Life Time undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated March 15, 2015, among Life Time Fitness, Inc., LTF Holdings, Inc., and LTF Merger Sub, Inc.

3.1	Amended and Restated By-Laws of Life Time Fitness, Inc.

4.1	First Amendment to Rights Agreement, dated March 15, 2015, between Life Time Fitness, Inc. and Wells Fargo Bank, N.A., as Rights Agent.

99.1	Press Release, dated March 16, 2015.

99.2	Email to Employees.

99.3	Employee Frequently Asked Questions.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Merger Agreement (identified therein) have been omitted from this Report and will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.

Date: March 16, 2015	By:	/s/ James Spolar
James Spolar
Vice President, Senior Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Manner of Filing

2.1*	Agreement and Plan of Merger, dated March 15, 2015, among Life Time Fitness, Inc., LTF Holdings, Inc. and LTF Merger Sub, Inc.	Electronically

3.1	Amended and Restated By-Laws of Life Time Fitness, Inc.	Electronically

4.1	First Amendment to Rights Agreement, dated March 15, 2015, between Life Time Fitness, Inc. and Wells Fargo Bank, N.A., as Rights Agent.	Electronically

99.1	Press Release, dated March 16, 2015.	Electronically

99.2	Email to Employees.	Electronically

99.3	Employee Frequently Asked Questions.	Electronically

*	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Merger Agreement (identified therein) have been omitted from this Report and will be furnished supplementally to the SEC upon request.